EXHIBIT 23


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 2-36778, 2-56410, 33-30530, 33-56369, and 33-64137; Form S-3,
No. 33-63521) of Jefferson-Pilot Corporation of our report dated March 5, 1997, with respect to the consolidated financial statments of Chubb Life Insurance Company of America and Subsidiaries included in this Current Report (Form 8-K) dated May 28, 1997.



Boston, Massachusetts
May 28, 1997

                                    CL-1


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